UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 12, 2008

Applied Materials, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-06920	94-1655526
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3050 Bowers Avenue
P.O. Box 58039
Santa Clara, CA	95052-8039
(Address of principal executive	(Zip Code)
offices)
Registrant’s telephone number, including area code: (408) 727-5555
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On November 12, 2008, Applied Materials, Inc. (“Applied” or “the Company”) announced its financial results for its fiscal year and fourth quarter ended October 26, 2008. A copy of Applied’s press release is furnished herewith as Exhibit 99.1.
The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of Applied, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On November 12, 2008, Applied announced that in light of deteriorating economic conditions and market uncertainties, it intends to implement a restructuring program designed to streamline the organization and reduce operating costs. Applied plans to begin implementing the program in the first quarter of fiscal 2009 and to complete the program by the end of fiscal 2009. When completed, the program is expected to result in annualized cost savings of approximately $400 million. As part of the program, Applied expects to eliminate 1,800 positions, or approximately 12% of its global workforce, through a combination of attrition, voluntary separation and other workforce reduction actions. Changes to the Company’s workforce will vary by country, based on local legal requirements and consultations with employee works councils and other employee representatives, as applicable. The Company expects that all employee-related charges under the program will result in cash expenditures and that these charges will be recorded in fiscal 2009.
Due to the variability of costs associated with voluntary separation programs, Applied is unable at this time to make a good faith determination of cost estimates, or ranges of cost estimates, associated with the program as set forth in paragraphs (b), (c) and (d) of Item 2.05 of Form 8-K. In accordance with paragraph (d) of Item 2.05, Applied will timely file an amendment to this report after its determination of such estimates or ranges of estimates.
Safe Harbor Statement
This report contains forward-looking statements, including those regarding the expected nature, timing, reductions, objectives, annualized cost savings, and charges of the restructuring program. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof and include the assumptions that underlie such statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to: uncertain global and economic market conditions; Applied’s ability to implement the program as planned; retention of key employees; changes in Applied’s business requirements; the possibility that benefits of the program may not materialize as expected; and other risks described in Applied’s SEC filings and the press release furnished herewith. Applied undertakes no obligation to revise or update any forward-looking statements.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
99.1	Press Release issued by Applied Materials, Inc. dated November 12, 2008.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Materials, Inc. (Registrant)
Date: November 12, 2008	By:	/s/ Joseph J. Sweeney
Joseph J. Sweeney
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Applied Materials, Inc. dated November 12, 2008.